Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-240143 on Form S-8 of Vertex, Inc. of our report dated March 16, 2022 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP

New York, New York

March 16, 2022